Grant Park
FUTURES FUND

Continuous operation since 1989

Multi-advisor commodity pool
sponsored by
Dearborn Capital Management, LLC

Monthly Flash Report
November 30, 2008

Dearborn
Capital Management, LLC

MONTHLY COMMENTARY

A bearish outlook for the global economy drove profits during the month. Long fixed income positions gained as volatile equity markets caused investors to see safer investments. Prices also rose because of speculation Central banks in the U.S. and abroad would cut interest rates in the near future, leading speculative buying throughout the month. The majority of sector gains in the foreign exchange markets came from positions in emerging currencies. Among the most profitable were positions in the Argentine peso, South Korean won, and Singapore and Taiwan dollars. Slowing economic growth across Europe also added to gains as the British pound, euro, and Swiss franc weakened against Grant Park's long dollar positions. Grant Park posted profits on its short positions as most major indices fell. News that the U.S. Troubled Asset Relief Program (TARP) was no longer going to purchase toxic assets from financial institutions sent equity markets reeling mid-month. However, the announcement of a $300 billion bailout plan for ailing Citibank caused a slight reversal in the equity markets towards month-end, which partially offset Grant Park's gains. The portfolio benefited form a sector-wide decline in the energy markets. Among the best performers were short positions in the crude and Brent crude oil markets, which posted gains from price declines that exceeded 20%. Although there were a number of bullish fundamental factors impacting the energy markets, including the hijacking of a Saudi oil tanker and further attacks on oil refineries in Nigeria, analysts primarily attribute the downward moves to shifts in the financial markets. Weak prices in the corn markets were the main driver in sector gains this past month. Corn prices fell 12.8% for the month due to reduced exports and a failing ethanol industry. As the price of crude oil continued to decline, many ethanol manufacturers and distributors have been forced to shut down, therefore reducing the demand for corn. Grant Park posted slight gains in the metals markets as base metal prices moved lower alongside short positions. Profits were partially offset, however, as short gold positions finished the month slightly negative. At month-end, bullish speculators using gold as a proxy for the equity markets, bid gold prices up, resulting in minor losses for the portfolio.

November 30, 2008 Statistics*

	Class A Units	Class B Units
Monthly Rate of Return	2.76%	2.69%
Year-to-Date Return	18.63%	17.70%
Net Asset Value	$1,553.422	$1,344.919

Statistics since inception – Class A Units **
January 1, 1989 through November 30, 2008

Total Fund Assets (A and B):	$622M
12 Month Return:	19.38%
36 Month Cumulative Return:	43.80%
60 Month Cumulative Return:	37.91%
Compounded Annual ROR:	16.25%
3 Yr. Comp. Ann. ROR:	12.87%
5 Yr. Comp. Ann. ROR:	6.64%
10 Yr. Comp. Ann. ROR:	7.19%
Average 12-Month Return:	20.92%
Worst Drawdown (5/89-10/89):	(38.87%)
Worst Drawdown Last 5 Years (2/04-8/04):	(23.65%)
Average 1-Month Gain:	6.97%
Average 1-Month Loss:	(4.70%)
# of Winning Months	129
# of Losing Months:	110

See the glossary at the end of this presentation for definitions relevant to this table.

**The portion of Grant Park's net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP.*

***Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.*

Grant Park Sector Exposure as of November 30, 2008


AGS/SOFTS
13%
INTEREST RATES
26%
ENERGY
12%
METALS
11%
STOCK INDICES
16%
CURRENCIES
22%

For a list of markets traded in each market sector, please refer to the end of this presentation.

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park's trading advisors and through its investment in the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. The trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

HISTORICAL PERFORMANCE

Class A Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	A Unit YTD
1989	0.97%	(3.29%)	17.34%	(9.51%)	26.07%	(3.31%)	0.70%	(21.72%)	(1.68%)	(18.43%)	5.37%	29.00%	8.61%
1990	5.20%	6.32%	22.20%	31.10%	(15.80%)	14.00%	16.03%	22.83%	14.76%	5.49%	2.83%	(2.65%)	197.04%
1991	(12.36%)	(13.31%)	1.75%	(6.52%)	(1.90%)	3.93%	(10.99%)	(1.85%)	6.76%	0.12%	(0.21%)	35.80%	(6.77%)
1992	(15.23%)	(5.32%)	(2.32%)	(4.13%)	(2.34%)	8.33%	16.34%	7.34%	(11.40%)	(0.72%)	2.41%	(5.55%)	(15.50%)
1993	2.38%	18.13%	1.57%	15.69%	2.30%	(2.34%)	20.56%	0.16%	(3.99%)	(5.39%)	4.57%	13.15%	84.25%
1994	(13.74%)	(9.39%)	23.25%	2.31%	14.29%	14.25%	(5.96%)	(6.26%)	2.76%	(7.54%)	15.50%	(0.17%)	24.30%
1995	(10.69%)	16.37%	20.67%	10.88%	14.93%	(1.82%)	(14.36%)	(11.29%)	(10.54%)	(5.40%)	2.77%	18.69%	23.04%
1996	(1.09%)	(13.59%)	(1.34%)	4.97%	(4.35%)	2.32%	(1.48%)	(2.53%)	3.81%	14.82%	7.80%	(6.99%)	(0.59%)
1997	6.82%	7.61%	1.06%	(8.45%)	(0.91%)	0.34%	15.73%	(8.17%)	2.92%	(5.18%)	0.81%	6.10%	17.31%
1998	1.96%	2.62%	(1.08%)	(7.46%)	3.13%	(0.37%)	(0.30%)	24.62%	6.23%	(4.64%)	(3.21%)	2.09%	22.40%
1999	(2.02%)	7.95%	(5.18%)	2.92%	(5.51%)	0.22%	(2.68%)	(1.16%)	1.54%	(8.65%)	2.10%	3.05%	(8.24%)
2000	(1.12%)	0.69%	(1.70%)	(3.84%)	1.80%	(3.51%)	(1.60%)	4.36%	(2.30%)	0.80%	8.91%	9.00%	10.97%
2001	1.86%	0.53%	6.63%	(4.51%)	(0.47%)	(2.66%)	0.12%	2.88%	3.69%	5.30%	(7.80%)	2.14%	7.00%
2002	(0.87%)	(5.95%)	2.26%	(3.07%)	5.17%	10.07%	6.63%	1.57%	2.87%	(6.04%)	(2.53%)	5.58%	15.25%
2003	2.72%	5.77%	(7.47%)	2.57%	9.68%	(1.26%)	(0.49%)	0.19%	0.13%	2.52%	(0.91%)	6.00%	20.03%
2004	0.38%	7.33%	(1.40%)	(11.66%)	(4.75%)	(4.47%)	(3.36%)	(0.32%)	1.07%	3.43%	8.45%	(0.89%)	(7.58%)
2005	(5.96%)	3.42%	(0.51%)	(5.05%)	3.98%	1.89%	(1.96%)	1.97%	(0.04%)	(3.38%)	4.16%	(1.36%)	(3.44%)
2006	3.49%	(3.28%)	4.06%	9.46%	(0.81%)	(2.85%)	(3.66%)	2.20%	(1.10%)	(0.64%)	3.59%	(0.92%)	9.11%
2007	1.25%	(4.18%)	(4.55%)	5.23%	4.60%	4.16%	(3.72%)	(3.71%)	8.78%	5.23%	(0.66%)	0.63%	12.63%
2008	2.49%	9.66%	(0.63%)	(0.13%)	2.11%	3.06%	(5.06%)	(2.41%)	1.31%	4.76%	2.76%		18.63%

Class B Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	B Unit YTD
2003								0.12%	0.06%	2.45%	(0.98%)	5.93%	7.66%
2004	0.31%	7.25%	(1.47%)	(11.72%)	(4.82%)	(4.55%)	(3.44%)	(0.40%)	0.99%	3.35%	8.37%	(0.96%)	(8.40%)
2005	(6.04%)	3.34%	(0.59%)	(5.12%)	3.90%	1.81%	(2.03%)	1.89%	(0.11%)	(3.45%)	4.08%	(1.35%)	(4.25%)
2006	3.41%	(3.35%)	3.98%	9.33%	(0.88%)	(2.92%)	(3.73%)	2.12%	(1.17%)	(0.71%)	3.51%	(0.90%)	8.28%
2007	1.18%	(4.25%)	(4.62%)	5.15%	4.52%	4.09%	(3.79%)	(3.78%)	8.70%	5.16%	(0.73%)	0.64%	11.76%
2008	2.42%	9.58%	(0.70%)	(0.20%)	2.03%	2.99%	(5.12%)	(2.48%)	1.24%	4.69%	2.69%		17.70%

Class B Units carry an additional 0.96% in fees and expenses per year over Class A Units.

THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annual Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

NOTES

Market Sectors: Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

Interest Rates
US Bonds & Notes
European Bonds
Pacific Rim Bonds

Energy
Crude Oil
Heating Oil
Natural Gas
Unleaded Gas

Metals
Gold
Silver
Nickel
Copper
Aluminum

Currencies
US Dollar
Euro
British Pound
Yen
Australian Dollar
Mexican Peso

Stock Indices
US
European
Pacific Rim

Agriculturals/Softs
Grains
Meats
Cotton
Coffee
Sugar
Orange Juice
Cocoa

INVESTMENT HIGHLIGHTS

Minimum Investment:
Class B Units: New Accounts - $5,000 Individual/$1,000 ERISA or qualified plans. Additional minimum investments $1,000. Class A Units: New Accounts - $200,000. Additional minimum investments $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:
Dearborn Capital Management, LLC

Portfolio Managers:
Eckhardt Trading Company, EMC Capital Management, Global Advisors, Graham Capital Management, Quantitative Investment Management, Rabar Market Research, Transtrend, Welton Investment Corporation and Winton Capital Management through the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio Class - GP.

Redemptions:
Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

Suitability:
Varies from state to state but at least a minimum of $70,000 annual income and a net worth of $70,000 exclusive of home, auto and furnishings, or $250,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Financial Advisor as firm requirements may also vary.

Dearborn Capital Management, LLC
555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com